UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

DUESENBERG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No 21, Denai Endau 3, Seri Tanjung, Pinang, 10470 Tanjung Tokong, Penang, Malaysia		n/a
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-236-304-0299

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01ENTRY INTO A MATERIAL AGREEMENT.

Duesenberg Technologies Ltd. (the “Company’”) entered into a consulting agreement (the “Agreement”) dated June 22, 2021, with Veritas Consulting Group Inc., an arm’s length contractor (the “Contractor”). The services to be provided by the Contractor shall include (1) corporate consulting by way of introductions to financial relations companies and financial services; (2) communicating with the Company’s existing shareholders; and (3) introduce the Company to various securities dealers, investment advisors, analysts, funding sources and other members of the financial community and generally assist the Company in its efforts to enhance its visibility in the financial community.

The Agreement is for a term of one year and the Company shall pay the Contractor USD $15,000 per month with each party having the right to terminate upon thirty days’ notice.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective May 11, 2021, Mr. Ian G Thompson resigned from his position as the Chief Technical Officer of the Company’s major subsidiary, Duesenberg Inc. in order to pursue other personal and business commitments. Mr. Thompson has confirmed that he has no disagreement with the Company’s management and board of directors and there is no matter relating to his resignation that needs to be brought to the attention of the shareholders of the Company.

SECTION 8 - OTHER EVENTS

ITEM 8.01OTHER EVENTS.

Shareholder Arrangement with Veritas Consulting Group Inc.

Mr. Lim Kaishen (the “Shareholder”), a shareholder of the Company entered into a consulting agreement (the “Shareholder Consulting Agreement”) dated June 22, 2021, with the Shareholder engaging the Contractor to provide general business development consultation services to the Company. The agreement is for one year with either party having the right to terminate within the first three (3) months of services provided. The Shareholder shall transfer 150,000 upon signing the Shareholder Consulting Agreement and another 150,000 shares after three months of services have been provided. Upon transfer, the shares will remain restricted under rule 144 and the Company will advise its transfer agent that tacking of the Shareholder’s hold period shall not be permitted. As a result, a new 144 holding period shall commence. The Company has agreed to reimburse the Shareholder for the shares he has provided to the Contractor but only after the services have been rendered to the Company. The shares shall be reimbursed on a one for one basis. Both the Contractor and the Shareholder have been informed and have accepted these conditions.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)Exhibits

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement between the Company and Veritas Consulting Group Inc. dated June 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUESENBERG TECHNOLOGIES INC.

Date: August 20, 2021

By: /s/ Lim Hun Beng
Lim Hun Beng
Chief Executive Officer and President